Exhibit 99.1
ITW Reports First Quarter 2016 Financial Results

•	GAAP EPS of $1.29 up 7 percent, up 10 percent excluding currency

•	Operating margin of 22.1 percent, up 120 basis points driven by ITW’s Enterprise Initiatives

•	Organic revenue grew 1 percent, 2 percent excluding Product Line Simplification

•	Raising full-year 2016 guidance by $0.05 at the mid-point

GLENVIEW, Ill., April 20, 2016 (GLOBE NEWSWIRE) -- Illinois Tool Works Inc. (NYSE: ITW) today reported first quarter 2016 diluted earnings per share (EPS) of $1.29, a 7 percent increase compared to the year-ago period. Operating margin increased 120 basis points to 22.1 percent and organic revenue increased 1 percent. The company’s ongoing Product Line Simplification (PLS) activities reduced organic revenue growth by 1 percentage-point.

"We are pleased with ITW’s strong start to 2016,” said E. Scott Santi, Chairman and Chief Executive Officer. "In a challenging environment, the company continued to deliver meaningful improvement in all of our key performance metrics: organic growth, EPS, operating margin, return on invested capital, and free cash flow. Consistent with our strategy, we continue to execute the steps necessary to position the company to deliver solid above-market organic growth with best-in-class margins and returns. In the current economic environment and over the long-term, ITW’s unique business model and our proven track record of operational execution position us very well for continued differentiated performance.”

First Quarter Highlights

•	GAAP EPS increased 7 percent to $1.29. Excluding $(0.04) impact from foreign currency translation, EPS would have been up 10 percent.

•	Operating margin increased 120 basis points to a first quarter record of 22.1 percent as Enterprise Initiatives contributed 130 basis points.

•
Organic revenue grew 1 percent as North America grew 2 percent and International declined 1 percent. Consumer-facing businesses grew 3 percent and Industrial-facing businesses declined 3 percent. Total revenue was $3.3 billion, a decline of 2 percent due to the impact of foreign currency.

•	After-tax return on invested capital improved 180 basis points to a first quarter record of 21.2 percent.

•	Free cash flow conversion was 90 percent.

•
Five of seven segments achieved positive organic revenue growth as Construction Products grew 5 percent, Automotive OEM, Food Equipment, and Specialty Products all grew 3 percent, and Polymers and Fluids 1 percent. Welding and Test & Measurement Electronics declined by 9 and 2 percent, respectively.

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Six of seven segments increased operating margin with Automotive OEM up 140 basis points to 26.4 percent, Food Equipment up 190 basis points to 24.5 percent, Test & Measurement Electronics up 80 basis points to 15.5 percent, Polymers & Fluids up 20 basis points to 20.2 percent, Construction Products up 440 basis points to 21.0 percent, and Specialty Products up 350 basis points to 26.1 percent. Welding declined 300 basis points to 23.9 percent.

2016 Guidance
The company is raising its 2016 full-year GAAP EPS guidance range by $0.05 to $5.40 to $5.60, which represents a 7 percent increase at the mid-point. The organic revenue growth forecast is unchanged at 1 to 3 percent and includes approximately 1 percentage-point of PLS impact. Operating margin is now projected to exceed 22.5 percent, an increase of more than 100 basis points. Enterprise Initiatives are expected to improve operating margin by more than 100 basis points.

For the second quarter 2016, the company expects GAAP EPS to be in a range of $1.34 to $1.44, an increase of 7 percent at the mid-point, and operating margin to be approximately 22.5 percent. Organic revenue is forecast to be flat to up 2 percent.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding diluted earnings per share, organic revenue growth, the impact of product line simplification activities and enterprise initiatives, operating margin and after-tax return on invested capital. These statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2015.

About ITW
ITW (NYSE:ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $13.4 billion in 2015. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW has nearly 50,000 dedicated colleagues in operations around the world who thrive in the company’s unique decentralized and entrepreneurial culture. To learn more about the company and the ITW Business Model, visit www.itw.com.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended
	March 31,
In millions except per share amounts	2016	2015
Operating Revenue	$3,274	$3,342
Cost of revenue	1,896	1,970
Selling, administrative, and research and development expenses	597	616
Amortization and impairment of intangible assets	59	59
Operating Income	722	697
Interest expense	(58)	(54)
Other income (expense)	4	21
Income Before Taxes	668	664
Income Taxes	200	206
Net Income	$468	$458

Net Income Per Share:
Basic	$1.29	$1.22
Diluted	$1.29	$1.21

Shares of Common Stock Outstanding During the Period:
Average	362.0	376.6
Average assuming dilution	363.9	379.2

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	March 31, 2016	December 31, 2015
Assets
Current Assets:
Cash and equivalents	$2,448	$3,090
Trade receivables	2,394	2,203
Inventories	1,134	1,086
Prepaid expenses and other current assets	265	341
Total current assets	6,241	6,720

Net plant and equipment	1,598	1,577
Goodwill	4,504	4,439
Intangible assets	1,501	1,560
Deferred income taxes	505	346
Other assets	1,088	1,087
	$15,437	$15,729
Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$650	$526
Accounts payable	525	449
Accrued expenses	1,086	1,136
Cash dividends payable	198	200
Income taxes payable	257	57
Total current liabilities	2,716	2,368

Noncurrent Liabilities:
Long-term debt	6,353	6,896
Deferred income taxes	151	256
Other liabilities	995	981
Total noncurrent liabilities	7,499	8,133

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,141	1,135
Income reinvested in the business	18,586	18,316
Common stock held in treasury	(13,183)	(12,729)
Accumulated other comprehensive income (loss)	(1,332)	(1,504)
Noncontrolling interest	4	4
Total stockholders’ equity	5,222	5,228
	$15,437	$15,729

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	March 31,		December 31,
Dollars in millions	2016	2015	2015
Operating income	$722	$697	$2,867
Tax rate	30.0%	31.0%	30.1%
Income taxes	(216)	(216)	(864)
Operating income after taxes	$506	$481	$2,003

Invested capital:
Trade receivables	$2,394	$2,367	$2,203
Inventories	1,134	1,187	1,086
Net plant and equipment	1,598	1,624	1,577
Goodwill and intangible assets	6,005	6,231	5,999
Accounts payable and accrued expenses	(1,611)	(1,752)	(1,585)
Other, net	257	169	280
Total invested capital	$9,777	$9,826	$9,560

Average invested capital	$9,668	$10,039	$9,943
Adjustment for Wilsonart (formerly the Decorative Surfaces segment)	(111)	(130)	(123)
Adjusted average invested capital	$9,557	$9,909	$9,820
Adjusted return on average invested capital	21.2%	19.4%	20.4%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended
	March 31,
Dollars in millions	2016	2015
Net cash provided by operating activities	$479	$442
Less: Additions to plant and equipment	(57)	(83)
Free cash flow	$422	$359

Net income	$468	$458
Free cash flow to net income conversion rate	90%	78%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended March 31, 2016
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$656	$173	26.4%
Food Equipment	499	122	24.5%
Test & Measurement and Electronics	464	72	15.5%
Welding	389	93	23.9%
Polymers & Fluids	418	84	20.2%
Construction Products	384	81	21.0%
Specialty Products	468	122	26.1%
Intersegment	(4)	—	—%
Total Segments	3,274	747	22.8%
Unallocated	—	(25)	—%
Total Company	$3,274	$722	22.1%

Q1 2016 vs. Q1 2015 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	2.7%	3.2%	(1.9)%	(8.5)%	0.6%	4.9%	3.3%	0.7%
Divestitures	—%	—%	—%	—%	(0.9)%	(0.1)%	—%	(0.1)%
Translation	(2.3)%	(2.4)%	(2.0)%	(1.5)%	(4.8)%	(4.0)%	(1.9)%	(2.6)%
Operating Revenue	0.4%	0.8%	(3.9)%	(10.0)%	(5.1)%	0.8%	1.4%	(2.0)%

Q1 2016 vs. Q1 2015 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	30 bps	70 bps	(60) bps	(150) bps	20 bps	130 bps	80 bps	20 bps
Changes in Variable Margin & OH Costs	100 bps	110 bps	140 bps	(20) bps	(40) bps	190 bps	210 bps	90 bps
Total Organic	130 bps	180 bps	80 bps	(170) bps	(20) bps	320 bps	290 bps	110 bps
Restructuring/Other	10 bps	10 bps	—	(130) bps	40 bps	120 bps	60 bps	10 bps
Total Operating Margin Change	140 bps	190 bps	80 bps	(300) bps	20 bps	440 bps	350 bps	120 bps

Total Operating Margin % *	26.4%	24.5%	15.5%	23.9%	20.2%	21.0%	26.1%	22.1%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	10 bps	90 bps	420 bps	150 bps	440 bps	70 bps	170 bps	180 bps